CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Liberty Tax-Managed Aggressive Growth Fund and Liberty Tax-Managed Growth Fund II (two of the series comprising Liberty Funds Trust I) in the Liberty Tax-Managed Aggressive Growth Fund Class A, B and C Shares Prospectus and Class Z Shares Prospectus and in the Liberty Tax-Managed Growth Fund II Class A, B and C Shares Prospectus and Class Z Shares Prospectus and "Independent Auditors of the Fund", "Independent Accountants/Auditors", and "Financial Statements" in the Liberty Funds Trust I Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 68 to the Registration Statement (Form N-1A, No. 2-41251) of our report dated December 12, 2001 on the financial statements and financial highlights of Liberty Tax-Managed Aggressive Growth Fund and Liberty Tax-Managed Growth Fund II included in the Annual Report dated October 31, 2001.



                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
February 26, 2002